                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF COOPER-STANDARD HOLDINGS INC.

                                                                          JURISDICTION OF
SUBSIDIARY NAME                                                             ORGANIZATION
-----------------------------------------------------------------------   ---------------

Bird Mould and Tool Company Limited                                       United Kingdom
Coopermex, S.A. de C.V.                                                   Mexico
Cooper Saiyang Wuhu Automotive Co., Ltd.*                                 China
Cooper-Standard Automotive (Australia) Pty. Ltd.                          Australia
Cooper-Standard Automotive Brasil Fluid Systems Ltda.                     Brazil
Cooper-Standard Automotive Brasil Sealing Ltda.                           Brazil
Cooper-Standard Automotive Canada Limited                                 Canada
Cooper-Standard Automotive Ceska republika s.r.o.                         Czech Republic
Cooper-Standard Automotive (Deutschland) GmbH                             Germany
Cooper-Standard Automotive de Mexico, S.A. de C.V.                        Mexico
Cooper-Standard Automotive de Mexico Fluid Services, S. de R.L. de C.V.   Mexico
Cooper-Standard Automotive Espana, S.A.                                   Spain
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.    Mexico
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC               Delaware
Cooper-Standard Automotive France S.A.S.                                  France
Cooper-Standard Automotive Inc.                                           Ohio
Cooper-Standard Automotive India Private Limited                          India
Cooper Standard Automotive Italy S.r.l.                                   Italy
Cooper-Standard Automotive NC L.L.C.                                      North Carolina
Cooper-Standard Automotive Korea, Inc.*                                   Korea
Cooper-Standard Automotive OH, LLC                                        Ohio
Cooper-Standard Automotive Polska Sp. z.o.o.                              Poland
Cooper-Standard Automotive Services, S.A. de C.V.                         Mexico
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V.*               Mexico
Cooper-Standard Automotive UK Fluid Systems Limited                       United Kingdom
Cooper-Standard Automotive UK Pension Trust Ltd.                          United Kingdom
Cooper-Standard Automotive UK Sealing Limited                             United Kingdom
Cooper-Standard Chongqing Automotive Co., Ltd.                            China
Cooper-Standard Services Korea, Inc.                                      Korea
Cooper-Standard Kunshan Automotive Co., Ltd.                              China
CS Automotive LLC                                                         Delaware
CSA Beteiligungen (Deutschland) GmbH - HRB 73648                          Germany
CSA Holding (Deutschland) GmbH - HRB 73647                                Germany
CSA Holding do Brasil Ltda.                                               Brazil
CSA Services Inc.                                                         Ohio
CSA (Barbados) Investment Co. Ltd.                                        Barbados
Diorama Grundstucksverwaltungsgesellschaft mbH & Co. Vermietungs KG       Germany
Huntingdon Rubber Company Limited                                         United Kingdom
Itatiaia Standard Industria e Comercio Ltda.                              Brazil
Itatiaia Standard Industrial Ltda.                                        Brazil
NISCO Holding Company                                                     Delaware
North American Rubber, Incorporated                                       Texas
Silent Channel Products Limited                                           United Kingdom
SPB Comercio e Participacoes Ltda.                                        Brazil
Standard Products Mould & Tool Co. Limited                                United Kingdom

                                                                    EXHIBIT 21.1

Standard Products (UK) Limited                                            United Kingdom
StanTech, Inc.                                                            Delaware
Sterling Investments Company                                              Delaware
Technistan SNC                                                            France
The Standard Products Company (Europe) Limited                            United Kingdom
Westborn Service Center, Inc.                                             Michigan